                                                                     EXHIBIT 1.1


                          INFONET SERVICES CORPORATION



                            (a Delaware corporation)



                   51,282,300 Shares of Class B Common Stock



                               PURCHASE AGREEMENT



Dated:     , 1999

                               Table of Contents

PURCHASE AGREEMENT....................................................................    1
     SECTION 1.  Representations and Warranties.......................................    3
          (a)    Representations and Warranties by the Company........................    3
                 (i)     Compliance with Registration Requirements....................    3
                 (ii)    Independent Accountants......................................    4
                 (iii)   Financial Statements.........................................    4
                 (iv)    No Material Adverse Change in Business.......................    4
                 (v)     Good Standing of the Company.................................    4
                 (vi)    Good Standing of Subsidiaries................................    5
                 (vii)   Capitalization...............................................    5
                 (viii)  Authorization of Agreement...................................    5
                 (ix)    Authorization and Description of Securities..................    5
                 (x)     Absence of Defaults and Conflicts............................    6
                 (xi)    Absence of Labor Dispute.....................................    6
                 (xii)   Absence of Proceedings.......................................    7
                 (xiii)  Accuracy of Exhibits.........................................    7
                 (xiv)   Possession of Intellectual Property..........................    7
                 (xv)    Absence of Further Requirements..............................    7
                 (xvi)   Possession of Licenses and Permits...........................    8
                 (xvii)  Title to Property............................................    8
                 (xviii) Compliance with Cuba Act.....................................    8
                 (xix)   Investment Company Act.......................................    8
                 (xx)    Environmental Laws...........................................    9
                 (xxi)   Registration Rights..........................................    9
                 (xxii)  Year 2000....................................................    9
                 (xxiii) Insurance....................................................    9
                 (xxiv)  FCC Requirements.............................................    9
          (b)    Representations and Warranties by the Selling Stockholders...........   10
                 (i)     Other Information............................................   10
                 (ii)    Authorization of Agreements..................................   10
                 (iii)   Good and Marketable Title....................................   10
                 (iv)    Due Execution of Power of Attorney and Custody Agreement.....   11
                 (v)     Absence of Manipulation......................................   11
                 (vi)    Absence of Further Requirements..............................   11
                 (vii)   Certificates Suitable for Transfer...........................   11
                 (viii)  No Association with NASD.....................................   11
          (c)    Officers' Certificates...............................................   12
     SECTION 2.  Sale and Delivery to Underwriters; Closing...........................   12
          (a)    Initial Securities...................................................   12
          (b)    Option Securities....................................................   12
          (c)    Payment..............................................................   13
          (d)    Denominations; Registration..........................................   13

     SECTION 3.  Covenants of the Company.............................................   13
          (a)    Compliance with Securities Regulations and Commission Requests.......   13
          (b)    Filing of Amendments.................................................   14
          (c)    Delivery of Registration Statements..................................   14
          (d)    Delivery of Prospectuses.............................................   14
          (e)    Continued Compliance with Securities Laws............................   14
          (f)    Blue Sky Qualifications..............................................   15
          (g)    Rule 158.............................................................   15
          (h)    Use of Proceeds......................................................   15
          (i)    Listing..............................................................   15
          (j)    Restriction on Sale of Securities....................................   15
          (k)    Reporting Requirements...............................................   16
          (l)    Compliance with NASD Rules...........................................   16
          (m)    Compliance with Rule 463.............................................   16
          (n)    Financial Statements.................................................   16
     SECTION 4.  Payment of Expenses..................................................   17
          (a)    Expenses.............................................................   17
          (b)    Expenses of the Selling Stockholders.................................   17
          (c)    Termination of Agreement.............................................   17
          (d)    Allocation of Expenses...............................................   17
     SECTION 5.  Conditions of Underwriters' Obligations..............................   18
          (a)    Effectiveness of Registration Statement..............................   18
          (b)    Opinion of Counsel for Company.......................................   18
          (c)    Opinion of Counsel for the Selling Stockholders......................   18
          (d)    Opinion of Counsel for Underwriters..................................   18
          (e)    Officers' Certificate................................................   18
          (f)    Certificate of Selling Stockholders..................................   19
          (g)    Accountant's Comfort Letter..........................................   19
          (h)    Bring-down Comfort Letter............................................   19
          (i)    Approval of Listing..................................................   19
          (j)    No Objection.........................................................   19
          (k)    Lock-up Agreements...................................................   19
          (l)    Conditions to Purchase of Option Securities..........................   19
          (m)    Additional Documents.................................................   20
          (n)    Termination of Agreement.............................................   21
     SECTION 6.  Indemnification......................................................   21
          (a)    Indemnification of Underwriters by Company...........................   21
          (b)    Indemnification of Underwriters by Selling Stockholders..............   22
          (c)    Indemnification of Company, Directors and Officers and Selling
                 Stockholders.........................................................   23
          (d)    Actions Against Parties; Notification................................   23
          (e)    Settlement without Consent if Failure to Reimburse...................   24
          (f)    Indemnification for Reserved Securities..............................   24
          (g)    Other Agreements with Respect to Indemnification.....................   25
     SECTION 7.  Contribution.........................................................   25

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.......   26
     SECTION 9.  Termination of Agreement.............................................   26
          (a)    Termination; General.................................................   26
          (b)    Liabilities..........................................................   27
     SECTION 10. Default by One or More of the Underwriters...........................   27
     SECTION 11. Default by one or more of the Selling Stockholders or the Company....   28
     SECTION 12. Notices..............................................................   28
     SECTION 13. Parties..............................................................   28
     SECTION 14. GOVERNING LAW AND TIME...............................................   29
     SECTION 15. Appointment of Agent for Service.....................................   29
     SECTION 16. Consent to Jurisdiction..............................................   29
     SECTION 17. Judgment Currency....................................................   29
     SECTION 18. Effect of Headings...................................................   30

SCHEDULES
     Schedule A - List of Underwriters...............................................   Sch A-1
     Schedule B - List of Selling Stockholders.......................................   Sch B-1
     Schedule C - Pricing Information................................................   Sch C-1
     Schedule D - List of Persons and Entities Subject to Lock-up....................   Sch D-1
     Schedule E - Material Subsidiaries..............................................   Sch E-1

EXHIBITS
     Exhibit A - Form of Opinion of Company's Counsel................................   A-1
     Exhibit B - Form of Opinion of Counsel for the Selling Stockholders.............   B-1
     Exhibit C - Form of Lock-up Letter..............................................   C-1

                         INFONET SERVICES CORPORATION

                           (a Delaware corporation)

                   51,282,300 Shares of Class B Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT
                               ------------------

                                                                          , 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
WARBURG DILLON READ LLC
as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

Ladies and Gentlemen:

     Infonet Services Corporation, a Delaware corporation (the "Company"), and the stockholders listed in Schedule B hereto (the "Selling Stockholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch and Warburg Dillon Read LLC ("Warburg Dillon Read") are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class B Common Stock (the "Class B Common Stock"), par value $.01 per share, of the Company (together with the Class A Common Stock, par value $.01 per share, and the Class C Common Stock, par value $.01 per share, the "Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Selling Stockholders, acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of additional shares of Class B Common Stock to cover over-allotments, if any. The aforesaid 51,282,300 shares of Class B Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 7,692,342 shares of Class B Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company, the Selling Stockholders and the Underwriters agree that up to ____________ shares, or ______ percent, of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain persons specified by the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such persons by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-88799) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated November 24, 1999 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements.  The Company meets the
              -----------------------------------------
requirements for use of Form S-1 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any outstanding request on the part of the Commission for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the applicable requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and except for the German listing prospectus (consisting of the German prospectus wrapper and the Prospectus) (the "German Listing Prospectus") which was not delivered to any person in the United States.

     (ii)  Independent Accountants.  The accountants who certified the
           -----------------------
financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (iii) Financial Statements.  The consolidated financial statements of the
           --------------------
Company included in the Registration Statement, the Prospectus and the German Listing Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations and comprehensive income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus and the German Listing Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

     (iv) No Material Adverse Change in Business.  Since the respective dates as
          --------------------------------------
of which information is given in the Registration Statement, the Prospectus and the German Listing Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (v) Good Standing of the Company.  The Company has been duly organized and
         ----------------------------
is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the German Listing Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Complete and correct copies of the certificate of incorporation and of the bylaws of the Company as in effect on the Date of Delivery have been delivered to you, and except as set forth in the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the Closing Time.

     (vi)  Good Standing of Subsidiaries.  Each subsidiary of the Company set
           -----------------------------
forth on Schedule E hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation, partnership, association or similar business entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the German Listing Prospectus and is duly qualified as a foreign corporation, partnership, association or similar business entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; no changes to the certificates of incorporation and the bylaws or other organizational instruments of the Subsidiaries will be made subsequent to the date hereof and prior to the Closing Time except as set forth in the exhibits to the Registration Statement; except as otherwise disclosed in the Registration Statement or the German Listing Prospectus, as the case may be, the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (other than interests secured under the $250 million Senior Secured Credit Agreement, dated August 17, 1999, filed as Exhibit 10.7 to the Registration Statement); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. All of the Subsidiaries of the Company are listed on Exhibit 21.1 to the Registration Statement.

     (vii)  Capitalization.  The authorized, issued and outstanding capital
            --------------
stock of the Company is as set forth in the Prospectus and the German Listing Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus and the German Listing Prospectus, or pursuant to the exercise of convertible securities or options referred to in the Prospectus and the German Listing Prospectus). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (viii) Authorization of Agreement.  This Agreement has been duly
            --------------------------
authorized, executed and delivered by the Company.

     (ix)   Authorization and Description of Securities.  The Securities to be
            -------------------------------------------
purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and the German Listing Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

     (x)    Absence of Defaults and Conflicts.  Neither the Company nor any of
            ---------------------------------
its Subsidiaries is (i)(a) in violation of its charter, by-laws or other organizational instruments or (b) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, bond, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that, individually or in the aggregate, would not result in a Material Adverse Effect, or (ii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or assets or to the conduct of its business, except for such violations or failures that, individually or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities, the use of the proceeds from the sale of the Securities as described in the Prospectus and the German Listing Prospectus under the caption "Use of Proceeds" and the AUCS Transactions (as defined below)) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in (i) any violation of the provisions of the charter or by-laws or other organizational instruments of the Company or any Subsidiary or (ii) any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

     (xi)   Absence of Labor Dispute.  No labor dispute with the employees of
            ------------------------
the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, which, in either case, would result in a Material Adverse Effect.

     (xii)  Absence of Proceedings.  There is no action, suit, proceeding,
            ----------------------
inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, nor has there been any such action, suit, proceeding, inquiry or investigation within the last two years, which is required to be disclosed in the Registration Statement or the German Listing Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof, or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement or the German Listing Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (xiii) Accuracy of Exhibits.  There are no contracts or documents which
            --------------------
are required to be described in the Registration Statement or the Prospectus or the German Listing Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

     (xiv)  Possession of Intellectual Property.  The Company and its
            -----------------------------------
Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (xv)   Absence of Further Requirements.  No filing with, or authorization,
            -------------------------------
 approval, consent, license, order, registration, qualification or decree (the "Further Requirements") of, any court or governmental authority, agency or body, domestic or foreign, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, or in connection with the Company's agreements with AT&T-Unisource Communications Services N.V. ("AUCS") and with KPN Royal Dutch Telecom, Swisscom Ltd and Telia Telecom AB (collectively, the "Trio") which provide for the Company to obtain access to the Trio's multinational corporate clients currently served by AUCS, as well as additional multinational clients to which the Trio may provide services in the future (the "AUCS Transactions"), except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or foreign or state securities or Blue Sky laws, the New York Stock Exchange, the Frankfurt Stock Exchange, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the German Stock Exchange Admission Regulation, as amended, as of September 17, 1988, which in each case, will be effective on or prior to the Closing Date (except for Further Requirements necessary or required for listing on the Frankfurt Stock Exchange or pursuant to the German Stock Exchange Admission Regulation, which will be effective within ten (10) days of the Closing Date), (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered and (iii) such Further Requirements, the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect or a material adverse effect on the consummation and performance of the AUCS Transactions.

     (xvi)  Possession of Licenses and Permits.  The Company and its
            ----------------------------------
Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies as are reasonably necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, individually or in the aggregate, result in a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (xvii) Title to Property.  The Company and its Subsidiaries have good and
            -----------------
marketable title to all material real property owned by the Company and its Subsidiaries and good and marketable title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions, defects or encumbrances of any kind (the "Liens") except the mortgage on the Company's headquarters building at 2160 East Grand Avenue, El Segundo, California 90245-1022, and except such Liens as
(a) are described in the Prospectus and the German Listing Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus and the German Listing Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (xviii) Compliance with Cuba Act.  The Company has complied with, and is
             ------------------------
and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

     (xix)   Investment Company Act.  The Company is not, and upon the
             ----------------------
issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

     (xx)    Environmental Laws.  Except as described in the Registration
             -------------------
Statement and the German Listing Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (xxi)   Registration Rights.  Except as disclosed in the Stockholders'
             -------------------
Agreement filed as Exhibit 9.1 to the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (xxii)  Year 2000.  The Company's disclosure in the Prospectus and the
             ---------
German Listing Prospectus regarding the potential effect of the Year 2000 issue upon the Company constitutes an accurate and complete representation of the Year 2000 issue as it relates to the Company.

     (xxiii) Insurance.  The Company and each of its Subsidiaries carry,
             ---------
or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets and as is customary for companies engaged in similar businesses in similar industries with similar revenues.

     (xxiv)  Stabilization. The Company has not taken, directly or indirectly,
             -------------
any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act, the German Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

          (i)    Other Information.  The information pertaining to each Selling
                 -----------------
Stockholder provided to the Company for inclusion in the Prospectus does not and will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (ii)   Authorization of Agreements.  Each Selling Stockholder has
                 ---------------------------
the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The execution, delivery and performance of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, bond, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, other than any such conflict, breach, violation or default as would not, individually or in the aggregate, have a material adverse affect on such Selling Stockholder's ability to consummate the transactions contemplated herein, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instruments of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, agency or body, or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties or assets.

          (iii)  Good and Marketable Title.  Such Selling Stockholder has and
                 -------------------------
will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iv)   Due Execution of Power of Attorney and Custody Agreement.  Such
                 --------------------------------------------------------
Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and Custody Agreement with Beat Grossenbacher, in his capacity as Head of Treasury of Swisscom AG, as attorney-in-fact (the "Attorney-in-Fact") and Richard Davis, in his capacity as Assistant General Counsel to the Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Sections 5(l) and 5(m) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

          (v)    Absence of Manipulation.  Such Selling Stockholder has not
                 -----------------------
taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi)   Absence of Further Requirements.  No filing with, or consent,
                 -------------------------------
approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transac tions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations, or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or foreign or state securities laws or Blue Sky laws, the New York Stock Exchange, the Frankfurt Stock Exchange, the 1934 Act, or the German Stock Exchange Admission Regulation, which, in each case will be effective on or prior to the Closing Date, (except for Further Requirements necessary or required for listing on the Frankfurt Stock Exchange or pursuant to the German Stock Exchange Admission Regulation, which will be effective within ten (10) days of the Closing Date).

          (vii)  Certificates Suitable for Transfer.  Certificates for all of
                 ----------------------------------
the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

          (viii) No Association with NASD.  Neither such Selling Stockholder
                 ------------------------
nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

     (c) Officers' Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 7,692,342 shares of Class B Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised once only in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than three full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial

Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett, counsel for the Underwriters, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, on the Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Stockholders.

     Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds in U.S. dollars to bank accounts designated by the Company and the Custodian pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of Merrill Lynch and Warburg Dillon Read, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  The Company covenants with each
                 ------------------------
Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible date.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus or to the German Listing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object in writing.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and except for the German Listing Prospectus which will not be delivered to any person in the United States.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and any other applicable securities law governing the offering, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Listing. The Company will use its best efforts to effect the listing of the Class B Common Stock (including the Securities) on the New York Stock Exchange and on the Frankfurt Stock Exchange.

     (j) Restriction on Sale of Securities. During a period of 180 days from the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the Company or with respect to which the Company has or hereafter acquires the power of disposition, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) the Company's issuance of shares of Common Stock in connection with the acquisition of, or joint venture or similar transaction with, another business or entity, provided that the terms of such acquisition or joint venture prohibit the resale or other disposition of such shares for the period ending 180 days after the date hereof.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     (m) Compliance with Rule 463. The Company will file with the Commission such reports as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     (n) Financial Statements. The Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report according to the requirements of Section 11(a) of the 1934 Act and the 1934 Act Regulations (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accounts.

     SECTION 4.   Payment of Expenses.  (a) Expenses. The Underwriters will pay
                  -------------------
or cause to be paid all expenses incident to the performance of the Company's obligations under this Agreement not to exceed $2.75 million in the aggregate, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the German Listing Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, such expenses under this clause (v) not to exceed $50,000 , (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and the German Listing Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Class B Common Stock (including the Securities) on the New York Stock Exchange and the Frankfurt Stock Exchange. Any expenses of the Company in excess of $2.75 million will be paid by the Company.

     (b) Expenses of the Selling Stockholders. The Selling Stockholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

     (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 (other than (i) the failure of the conditions set forth in Section 5(j) and (ii) any failure to satisfy a condition set forth in Section 5 which is due to the default or omission of any Underwriter), Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Latham & Watkins, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 hereto and (ii) Dr. Ernest U. Gambaro, Senior Vice President and Secretary, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-2.

     (c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) the general counsel of each of the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth on Exhibit B-1 hereto and (ii) Sullivan & Cromwell, special U.S. counsel to the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth on Exhibit B-2 hereto.

     (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance reasonably satisfactory to the Underwriters.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company on behalf of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change,
(ii) to the best of each such officer's knowledge, the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) to the best of each such officer's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are threatened by the Commission.

     (f) Certificate of Selling Stockholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Stockholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied in all respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the German prospectus wrapper.

     (h) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (i) Approval of Listing. At Closing Time, the Class B Common Stock (including the Securities) shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance. Within ten days of the Closing Time, the Class B Common Stock (including the Securities) shall have been approved for listing and trading on the Frankfurt Stock Exchange.

     (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received from each of the Selling Stockholders and the other persons listed on Schedule D hereto an agreement substantially in the form of Exhibit C hereto.

     (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, any Subsidiary of the Company and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i)   Officers' Certificate.  A certificate, dated such Date of
                ---------------------
Delivery, of the President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii)  Certificate of Selling Stockholders.  A certificate, dated
                -----------------------------------
such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Stockholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

          (iii) Opinions of Counsel for Company.  The favorable opinions of
                -------------------------------
Latham & Watkins, counsel for the Company, and Dr. Ernest U. Gambaro, Senior Vice President and Secretary, General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iv)  Opinions of Counsel for the Selling Stockholders.  The favorable
                ------------------------------------------------
opinions of the respective general counsel of each of the Selling Stockholders and Sullivan & Cromwell, special U.S. Counsel to the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v)   Opinion of Counsel for Underwriters.  The favorable opinion of
                -----------------------------------
Simpson Thacher & Bartlett, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (vi)  Bring-down Comfort Letter.  A letter from Deloitte & Touche
                -------------------------
LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (m) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of Underwriters by Company. The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus or the German Listing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in foreign jurisidictions in connection with the reservation and sale of the Reserved Securities to certain persons specified by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iv)   against any and all expense whatsoever, as incurred
(including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), or (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus, the Prospectus or the German Listing Prospectus (or any amendment or supplement thereto);

provided, further, that this indemnity agreement with respect to any preliminary
--------  -------
prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, if a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense.

     (b) Indemnification of Underwriters by Selling Stockholders. The Underwriters shall pursue any and all claims arising under this Agreement or otherwise ("Claims") by seeking recovery from the Company under Section 6(a) prior to pursuing any Claim against the Selling Stockholders under this Section 6(b), provided that if any such Claim is not satisfied by the Company within a period of 30 days following a final judgment from a court of first instance having jurisdiction that the Underwriters are entitled to indemnity under this Agreement with respect to any such Claim (the "Final Judgment"), the Selling Stockholders agree severally in proportion to the number of Initial Securities set forth opposite their respective names in Schedule B hereto and not jointly, to indemnify and hold harmless each Underwriter, its partners, directors and officers, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus or the German Listing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Selling Stockholders, which shall not be unreasonably withheld; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company on the Selling Stockholders by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus, the Prospectus or the German Listing Prospectus (or any amendment or supplement thereto);

provided, further, that the Underwriters may exercise this right to first seek
--------  -------
to obtain payment from the Company and thereafter to obtain payment from the Selling Stockholders irrespective of whether an appeal of such Final Judgment is pending. The Underwriters shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 30 days after failure by the Company to immediately satisfy such Final Judgment if
(i) the Company files a petition for relief under the United States Bankruptcy code (the "Bankruptcy Code"), (ii) an order for relief is entered into against the Company in an involuntary case under the Bankruptcy Code and continues for 45 consecutive days, (iii) the Company makes an assignment for the benefit of its creditors, or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets and such order or approval continues for 45 consecutive days.

provided, further, that notwithstanding the foregoing provisions, (i) the
--------  -------
aggregate amount of any Selling Stockholder's indemnity and contribution obligations under this Section 6(b) and Section 7 shall not exceed the net cash proceeds received by such Selling Stockholder from its sale of

Common Stock pursuant to this Agreement. The foregoing indemnity agreement is in addition to any liability which any such Selling Stockholder may otherwise have to the Underwriters or any such officer, employee or controlling person.

     (c) Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus, the Prospectus or the German Listing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, the Prospectus or the German Listing Prospectus (or any amendment or supplement thereto).

     (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) or Section 6(b)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(iii) or Section 6(b)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (f) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of any persons specified by the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     (g) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder(s) on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the New York Stock Exchange or the Frankfurt Stock Exchange, or if trading generally on the American Stock Exchange, the New York Stock Exchange or the Frankfurt Stock Exchange, or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either U.S. Federal, New York or German authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters.  If one or more of
                 ------------------------------------------
the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Stockholders to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Default by one or more of the Selling Stockholders or the
                 ---------------------------------------------------------
Company.   (a) If a Selling Stockholder shall fail at Closing Time or at a Date
-------
of Delivery to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Stockholder as referred to in this
Section 11, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12. Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to: Merrill Lynch, at North Tower, World Financial Center, New York, New York 10281-1201, attention of Doug Robinson ; and Warburg Dillon Read, at 299 Park Avenue, New York, New York 10171, attention of Steven Barg. Notices to the Company shall be directed to it at 2160 East Grand Avenue, El Segundo, CA 90245, attention of Dr. Ernest U. Gambaro. Notices to the Selling Stockholders shall be directed to Swisscom AG, CH - 3050 Bern, Switzerland, attention of Beat Grossenbacher.

     SECTION 13. Parties.  This Agreement shall inure to the benefit of and be
                 -------
binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                 ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Appointment of Agent for Service.  Each of the Selling
                 --------------------------------
Stockholders represents to each of the Underwriters that it has appointed CT Corporation System, as the authorized agent (the "Authorized Agent") of the Selling Stockholders, for service of process in any action, suit or proceeding in any United States Federal court or any state court in the State of New York, County of New York, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding. Each of the Selling Stockholders represents to each of the Underwriters that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same in writing. Each of the Selling Stockholders agrees to take any and all action, including the execution and filing of all such instruments and documents as may be necessary to continue such designation and appointment in full force and effect. Service of process upon the Authorized Agent and written notice of such service to the Selling Stockholders shall be deemed, in every respect, effective service of process upon the Selling Stockholders.

     SECTION 16. Consent to Jurisdiction.  Each of the parties hereto
                 -----------------------
irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York State or United States Federal court sitting in the State of New York, County of New York, and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. To the extent that either of the Selling Shareholders or the Company has or hereafter may acquire any immunity (sovereign or otherwise pursuant to public law or status) in respect of its obligations under this Agreement from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Company and the Selling Stockholders hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

     SECTION 17. Judgment Currency.  Each of the parties hereto agrees to
                 -----------------
indemnify each party entitled to indemnification or contribution pursuant to
Section 6 and 7 hereof from any losses incurred as a result of any judgment being rendered in connection with any action, suit or proceeding for which indemnification or contribution is provided by pursuant to Sections 6 and 7 hereof and such judgment or order being paid in a currency (the "Judgment Currency") other than United States Dollars ("USD"), as a result of any variation as between (i) the rate of exchange at which USD are converted into the Judgment Currency for purposes of such judgment or order, and (ii) the spot rate of exchange in New York, New York, at which the indemnified party on the date of payment of such judgment or order is able to purchase USD with the amount of Judgment Currency actually received by the indemnified party. The foregoing indemnity shall constitute a separate and independent obligation of the parties hereto and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums or costs of exchange payable in connection with the purchase of, or conversion into, USD.

     SECTION 18. Effect of Headings.  The Article and Section headings herein
                 ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                   Very truly yours,

                                   INFONET SERVICES CORPORATION


                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                   By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                      As Attorney-in-Fact acting on behalf of
                                      the Selling Stockholders named in Schedule
                                      B hereto

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
WARBURG DILLON READ LLC


MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By:
   ----------------------------------
          Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.


WARBURG DILLON READ LLC


By:
   ----------------------------------
          Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                 SCHEDULE A


                                                                                  Number of
                                                                                   Initial
Name of Underwriter                                                              Securities
-------------------                                                             -------------
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated............................................................
Warburg Dillon Read LLC...................................................
ABN AMRO  Incorporated....................................................
Goldman, Sachs & Co.......................................................
Lehman Brothers Inc.......................................................
Salomon Smith Barney Inc..................................................
                                                                                ------------
Total.....................................................................
                                                                                ============

                                    Sch A-1

                                 SCHEDULE B


                                                  Number of Initial             Maximum Number of Option
                                                Securities to be Sold            Securities to Be Sold
                                               -----------------------          ------------------------

Infonet Services Corporation                           38,461,600                                 0

KDD Corporation                                         4,871,800                         1,282,057

KPN Telecom, B.V.                                       1,410,300                         1,282,057

Swisscom AG                                             1,410,300                         1,282,057

Telefonica International Holding
  B.V.                                                  1,410,300                         1,282,057

Telia AB                                                1,410,300                         1,282,057

Telstra Corporation Limited                             2,307,700                         1,282,057


Total..............................                    12,820,700                         7,692,342

                                    Sch B-1

                                  SCHEDULE C

                         INFONET SERVICES CORPORATION
                   51,282,300 Shares of Class B Common Stock



  1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $___.

  2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $___, being an amount equal to the initial public offering price set forth above less $___ per share.


                                    Sch C-1

                                  SCHEDULE D

                         [List of persons and entities
                              subject to lock-up]



Kokusai Denshin Denwa Corporation
KPN Telecom, B.V.
Swisscom AG
Telefonica International Holding
  B.V.
Telia AB
Telstra Corporation Limited

Jose Collazo

Ernest Gambaro

Akbar Firdosy

Michael Timmins

John Hoffman

Thomas Whidden

                                    Sch D-1

                                  SCHEDULE E

                             Material Subsidiaries



                               Name

Infonet Belgium SA

Infonet France SA

Infonet Italia S.p.A

Infonet Luxembourg S.A.

Infonet Servicios de Communicaciones, SA de C.V

Infonet UK ltd.

Infonet Software Solutions

                                    Sch E-1

                                                            Exhibit A-1


                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)


                                     A-1-1

                                                            Exhibit A-2

                          FORM OF OPINION OF COMPANY=S
                        GENERAL COUNSEL TO BE DELIVERED
                            PURSUANT TO SECTION 5(b)


                                     A-2-1

                                                            Exhibit B-1


       FORM OF OPINION OF GENERAL COUNSELS FOR THE SELLING STOCKHOLDERS
                   TO BE DELIVERED PURSUANT TO SECTION 5(c)




Merrill Lynch & Co.,
Warburg Dillon Read LLC,
as representatives of the several Underwriters, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209


December __, 1999

Re: Infonet Services Corporation
    ----------------------------

Dear Sirs,

In my capacity as general counsel of __, a [stock corporation organized under the laws of __] (the "Selling Stockholder"), I am delivering this opinion to you pursuant to Section 5(c) of the Purchase Agreement relating to the sale of up to __ shares of Class B Common Stock (the "Shares") of Infonet Services Corporation, a Delaware corporation (the "Company"), dated December __, 1999 (the "Purchase Agreement") among the Company, the Selling Stockholder, the Underwriters set forth in Schedule A thereto (collectively the "Underwriters") and the other Selling Stockholders set forth in Schedule B thereto.

Defined terms used herein shall have the meanings ascribed to them in the Purchase Agreement unless otherwise specified.

For purposes of this opinion, I have examined copies of the following documents:

(i) an executed copy of the Purchase Agreement;

(ii) a Power of Attorney and Custody Agreement, in the form described in Section 1(b)(iv) of the Purchase Agreement, executed by the Selling Stockholder and dated as of December __, 1999 (the "Power of Attorney"); and

(iii) a copy of the [Articles of Incorporation] of the Selling Stockholder certified as of __.

                                     B-2-1

I have assumed without verification the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies. Based upon and subject to the foregoing and subject to the qualifications set out below, I am of the opinion that:

1. The Power of Attorney has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and binding agreement of the Selling Stockholder, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2. The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder. The sale of the Shares to be sold by the Selling Stockholder under the Purchase Agreement, the compliance by the Selling Stockholder with the provisions of the Purchase Agreement and the Power of Attorney and the consummations of the transactions therein contemplated will not violate the [Articles of Incorporation or Bylaws] of the Selling Stockholder; and, will not (a) violate any applicable treaty, law, statute, rule, regulation, or, to the best of my knowledge, any judgment, order, writ or decree of the government, courts or agencies of __ applicable to the Selling Stockholder or any of its material properties, assets or operations, or; (b) result in a default with a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated in the Purchase Agreement under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the property or assets of the Selling Stockholder or its material subsidiaries is subject.

3. All regulatory consents, authorizations, approvals, orders, registrations, qualifications, decrees and filings required to be obtained or made under the laws of __ by the Selling Stockholder for the execution and delivery of the Purchase Agreement and the Power of Attorney, [or in connection with the AUCS Transactions] and the sale and delivery of the Shares by the Selling Stockholder to the Underwriters have been obtained or made.

4. The Selling Stockholder has full right, power and authority to sell, transfer and deliver the Shares pursuant to the Purchase Agreement.

The opinion set forth above is limited to the laws of __ as in force and as interpreted on the date hereof.

This opinion is delivered to the Underwriters solely for their benefit in connection with the above referenced transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express prior written consent.

                              Yours sincerely,

                                     B-2-1

                                                            Exhibit B-2


                      FORM OF SULLIVAN & CROMWELL OPINION



                                     B-2-1

                                                            Exhibit C

                                 [Form of Lock-up Letter]

                                , 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner
& Smith Incorporated,
 as Representative of the several
 Underwriters to be named in the
 within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner
     & Smith Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

     Re:  Proposed Public Offering by Infonet Services Corporation
          --------------------------------------------------------

Dear Sirs:

     The undersigned, a stockholder [and an officer and/or director] of Infonet Services Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Warburg Dillon Read LLC propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the selling stockholders providing for the public offering of shares of the Company's Class B common stock, par value $.01 per share (together with the Company=s Class A common stock, the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the disposition of Class A common stock to be held as Class A common stock so long as the transfer complies with the terms of the Stockholders' Agreement, dated as of December __, 1999, among the Company and the Selling Stockholders (as defined in the Purchase Agreement) and the transferee or transferees agree in writing to be bound by the terms of this restriction or (b) the disposition of Common Stock (i) pursuant to the Purchase Agreement, (ii) as a bona fide gift or to one or more trusts or by will or intestacy, provided the transferee or transferees thereof agree in writing to be bound by this restriction, or (iii) for purposes of a loan, provided that the lender or lenders to whom the Common Stock is pledged agree in writing to be bound by the terms of this restriction or (iv) to an entity under the "common control" of the transfer or (an entity under "common control" being defined as an entity in which the transferor owns, directly or indirectly, 90% of the capital stock (or equivalent interests)) provided the transferee or transferees thereof agree in writing to be bound by the terms of this restriction.

                                     Very truly yours,



                                     Signature:
                                                --------------------------
                                     Print Name:
                                                --------------------------

                                      C-2